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                                                                    Exhibit 3.19


                          CERTIFICATE OF INCORPORATION

                                       OF

                          EASCO ACQUISITION CORPORATION


         1. The name of the corporation is:  Easco Acquisition Corporation.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $0.001 per share.

            Cumulative voting as provided for by Section 214 of Title 8 of the Delaware Code shall not apply to this Corporation.

            Preemptive rights as provided for by Section 102(b)(3) of Title 8 of the Delaware Code shall not be granted and are hereby expressly denied.

         5. The name and mailing address of each incorporator is:

             NAME                               MAILING ADDRESS
             ----                               ---------------

             M. C. Kinnamon                     Corporation Trust Center
             -----------------------            1209 Orange Street
                                                Wilmington, Delaware  19801

             C. L. Hughes                       Corporation Trust Center
             -----------------------            1209 Orange Street
                                                Wilmington, Delaware  19801

             G. D. Cooper                       Corporation Trust Center
             -----------------------            1209 Orange Street
                                                Wilmington, Delaware  19801



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         6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is:

            NAME                             MAILING ADDRESS
            ----                             ---------------

            Frank J. Amedia            c/o American Architectural Products Corp.
                                       755 Boardman-Canfield Road
                                       South Bridge Executive Center
                                       Building G West
                                       Boardman, Ohio 44512

            The Board of Directors shall have sole authority to determine the number of Directors serving on the Board, and may increase or decrease the exact number of Directors from time to time by resolution duly adopted by such Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

         7. The Corporation shall have perpetual existence.

         8. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The Board of Directors shall have authority to make, alter or repeal the Bylaws of the Corporation.

         9. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         10. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         11. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided,

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however, that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.

         12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         The undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby declare and certify that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of December, 1997.

                                             /s/  M.C. Kinnamon
                                             -------------------------------

                                             /s/  C.L. Hughes
                                             -------------------------------

                                             /s/  G.D. Cooper
                                             -------------------------------
                                                               INCORPORATORS

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          EASCO ACQUISITION CORPORATION

         EASCO ACQUISITION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

              RESOLVED, that the Certificate of Incorporation of Easco Acquisition Corporation be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

              "The name of the corporation is VinylSource, Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Easco Acquisition Corporation has caused this Certificate to be signed by Frank J. Amedia, its President and attested by Jonathan K. Schoenike, its Secretary this 23rd day of January 1998.


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                                           Easco Acquisition Corporation


                                           By: /s/ Frank J. Amedia
                                               -------------------------------
                                                   Frank J. Amedia, President

ATTEST:


By: /s/ Jonathan K. Schoenike
    --------------------------------
    Jonathan K. Schoenike, Secretary

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